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                                                                    EXHIBIT 23.2



                      CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the incorporation by reference in this Registration
Statement (the "Registration Statement") on Form S-11 (File No. 333-      ) of
our reports dated September 15, 1997, on our audit of the consolidated financial statements of Tower Realty Trust, Inc.; dated April 21, 1997, on our audits of the combined financial statements and financial statement schedule of Tower Predecessor; dated April 21, 1997, on our audits of the combined statements of revenues and certain operating expenses of DRA Joint Ventures and dated September 15, 1997 on our audit of the statement of revenues and certain operating expenses of 100 Wall Street. We also consent to the incorporation by reference in this Registration Statement of the reference to our firm under the captions "Experts" and "Selected Financial Data."


/s/ Coopers & Lybrand L.L.P.



Dallas, Texas
October 9, 1997